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GALAGEN INC.                                                       Exhibit 10.5
                                1992 STOCK PLAN


SECTION 1 GENERAL PURPOSE OF PLAN: DEFINITIONS

     The name of this plan is the GALAGEN INC. 1992 Stock Plan (the "Plan"). The purpose of the Plan is to enable GALAGEN INC. (the "Company") and its Subsidiaries to retain and attract executives, key employees (whether full or part-time), consultants and non-employee directors who contribute to the Company's success by their ability; ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company.

      For purposes of the Plan, the following terms shall be defined as set forth below:

      (a) "BOARD" means the Board of Directors of the Company.
      (b) "CAUSE" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant's willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company.
      (c) "CODE" means the Internal Revenue Code of 1986, as amended.
      (d) "COMMITTEE" means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.
      (e) "COMPANY" means GALAGEN INC., a corporation organized under the laws of the State of Delaware (or any successor corporation).
      (f) "DISABILITY" means permanent and total disability as determined by the Committee.
      (g) "DISINTERESTED PERSON" shall have the meaning set forth in Rule 16b-3 as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor definition adopted by the Commission.
      (h) "EARLY RETIREMENT" means retirement, with consent of the Committee at the time of retirement, from active employment with the Company and any subsidiary or Parent Corporation of the Company.
      (i) "FAIR MARKET VALUE" means the value of the Stock on a given date as determined by the Committee in accordance with the applicable Treasury Department regulations under Section 422 of the code with respect to "incentive stock options."
      (j) "INCENTIVE STOCK OPTION" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of
          Section 422 of the Code.
      (k) "NON-QUALIFIED STOCK OPTION" means any Stock Option that is not an Incentive Stock Option, and is intended to be and is designated as a "Non-Qualified Stock Option."
      (l) "NON-EMPLOYEE DIRECTOR" means any member of the Board who is not an employee of the Company, any Parent Corporation or Subsidiary.
      (m) "NORMAL RETIREMENT" means retirement from active employment with the
          Company, any subsidiary or Parent Corporation of the Company on or after age 65.
      (n) "PARENT CORPORATION" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
      (o) "RETIREMENT" means Normal Retirement or Early Retirement.
      (p) "STOCK" means the Common Stock, $.01 par value per share, of the Company.
      (q) "STOCK OPTION" means any option to purchase shares of Stock granted pursuant to Section 5 below.
      (r) "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last

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          corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 2 ADMINISTRATION

     The Plan shall be administered by the Board of Directors or by a Committee of not less than two directors, all of whom are Disinterested Persons, who shall be appointed by the Board of Directors of the Company and who shall serve at the pleasure of the Board.

     The Committee shall have the power and authority to grant Stock Options to eligible persons, pursuant to the terms of this Plan. In particular, the Committee shall have the authority:

     (i) to select the officers and other key employees of the Company or its Subsidiaries, and consultants and other persons having a contractual relationship with the Company or its Subsidiaries, to whom Stock Options may from time to time be granted hereunder;

     (ii) to determine whether and to what extent Incentive Stock Options or Non-Qualified Stock Options, or a combination thereof, are to be granted hereunder;

     (iii) to determine the number of shares to be covered by each such award granted hereunder;

     (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, any restriction on any Stock Option and/or the shares of Stock relating thereto) and to amend such terms and conditions (including, but not limited to, any amendment which accelerates the vesting of any award); and

     (v) to determine whether, to what extent, and under what circumstances, Stock Options may be exercised following termination of employment.

     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may delegate its authority to the President and/or the Chief Executive Officer of the Company for the purpose of selecting employees who are not officers of the Company for purposes of (i) above.

     All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

SECTION 3 STOCK SUBJECT TO PLAN

     The total number of shares of Stock reserved and available for distribution under the Plan shall be 880,210 shares, subject to increase or decrease in the event of any adjustment required in the paragraph below. Such shares may consist, in whole or in part, of authorized and unissued shares. If any shares that have been optioned cease to be subject to Options, are forfeited or such award otherwise terminates without a payment being made to the participant, such shares shall again be available for distribution in connection with future awards under the Plan. If the total number of shares at the time available for grant under the Plan are not sufficient for the automatic grants under Section 5(k) to be made at that particular time to the Non-Employee Directors, then the available shares shall be allocated proportionately among all the automatic grants to be made at that time.

     In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split (reverse or other), other change in corporate structure affecting the Stock, or spin-off or other distribution of assets to shareholders, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan and in the number and option price of shares subject to outstanding

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options granted under the Plan as may be determined to be appropriate by the
Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number.

SECTION 4 ELIGIBILITY

     Officers, other key employees of the Company or its Subsidiaries, Non-Employee Directors, consultants and other persons having a contractual relationship with the Company or its Subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its Subsidiaries are eligible to be granted Stock Options under the Plan. Except for Non-Employee Directors, whose participation in the Plan shall be limited as provided in paragraph (k) of Section 5, the optionees under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares covered by each award.

SECTION 5 STOCK OPTIONS

     Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

     The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. No Incentive Stock Options shall be granted under the Plan after April 24, 2002.

     The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of options. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

     Anything in the plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code. The preceding sentence shall not preclude any modification or amendment to an outstanding Incentive Stock Option, whether or not such modification or amendment results in disqualification of such option as an Incentive Stock Option, provided the optionee consents in writing to the modification or amendment.

     Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

     (a) OPTION PRICE. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant and may not, except as provided in this paragraph or in paragraph (k) below, be less than 85% of the Fair Market Value of the Stock on the date of the grant of the Option unless the Option itself or such lower option price per share is approved by the shareholders. In no event shall the option price per share of Stock purchasable under an Incentive Stock Option be less than 100% of the Fair Market Value of the Stock on the date of the grant of the option.

If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 425(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the option price shall be no less than 110% of the Fair Market Value of the Stock on the date the option is granted.

     (b) OPTION TERM. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. Unless otherwise provided in the Stock Option Agreement, all options granted under this Plan will expire five years and three months after grant. If an employee owns or is deemed to own (by reason of the attribution rules of Section 425(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of warrant.

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     (c)  EXERCISABILITY.  Stock Options shall be exercisable at such time or times as determined by the Committee, in its discretion, at or after grant.
If the Option is exercisable in installments, the Committee may waive such installment exercise provisions at any time. Installment exercise restrictions may be based upon the lapse of time, the attainment of specified performance goals, or a combination of each. Unless the Stock Option Agreement provides otherwise, all options granted under this Plan will expire five years and three months after grant and will vest ratably with respect to twenty percent (20%) of the shares on and after each twelve-month period after grant. Notwithstanding the foregoing, unless the Stock Option
Agreement provides otherwise, any Stock Option granted under this Plan shall be exercisable in full, without regard to any installment exercise provisions, for a period specified by the Company, but not to exceed sixty
(60) days, prior to the occurrence of any of the following events: (i) dissolution or liquidation of the Company other than in conjunction with a bankruptcy of the Company or any similar occurrence, (ii) any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company will not be the surviving entity or (iii) the transfer of substantially all of the assets of the Company or 75% or more of the outstanding Stock of the Company.

     (d) METHOD OF EXERCISE. Stock Options may be exercised to the extent the Options are vested at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check, or by any other form of legal consideration deemed sufficient by the Committee and consistent with the Plan's purpose and applicable law, including promissory notes or a properly executed exercise notice together with irrevocable instructions to a broker acceptable to the Company to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price. As determined by the Committee, in its sole discretion, payment in full or in part may so be made in the form of unrestricted Stock already owned by the optionee (based on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares may be authorized only at the time the option is granted.

If the terms of an option so permit, or the Committee so provides, an optionee may select to pay all or part of the option exercise price by having the Company withhold from the shares of Stock that would otherwise be issued upon exercise that number shares of Stock having a Fair Market Value equal to the aggregate option exercise price for the shares with respect to which such election is made. No shares of Stock shall be issued until full payment therefore has been made. An optionee shall generally have the rights to dividends and other rights of a shareholder with respect to shares subject to the option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (a) of Section 9.

     (e) NON-TRANSFERABILITY OF OPTIONS. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

     (f) TERMINATION BY DEATH. If an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates by reason of death, the Stock Option may thereafter be immediately exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of two years (or such shorter period as the Committee shall specify at grant) from the date of such death or until the expiration of the stated term of the option, whichever period is shorter.

     (g) TERMINATION BY REASON OF DISABILITY. If an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after two years (or such shorter period as the Committee shall specify at grant) from the date of such termination of employment or the expiration of the stated term of the option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration

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of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock
Option.

     (h) TERMINATION BY REASON OF RETIREMENT. If an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement, but may not be exercised after two years (or such shorter period as Committee shall specify at grant) from the date of such termination of employment or the expiration of the stated term of the option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if any Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purpose of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

     (i) OTHER TERMINATION. Unless otherwise determined by the Committee or as set forth in paragraph (k) below, if an optionee's employment by the Company, any Subsidiary or Parent Corporation terminates for any reason other than Death, Disability or Retirement, any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable at such termination, but may not be exercised after two years (or such shorter period as the Committee shall specify at grant) from the date of such termination of employment or the expiration of the stated term of the option, whichever period is the shorter; provided, however, that if the optionee's employment is terminated for Cause, all rights under the Stock Option shall terminate and expire upon such termination.

     (j) ANNUAL LIMITED ON INCENTIVE STOCK OPTIONS. The aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which an Incentive Stock Option under this Plan or any other plan of the Company, any Subsidiary or Parent Corporation is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

     (k) AUTOMATIC GRANT TO NON-EMPLOYEE DIRECTORS. Each individual who is serving as a Non-Employee Director immediately following the effective time of the merger of PROCOR Technologies, Inc. with and into the Company (the "Merger"), other than the Non-Employee Director serving as the Land O'Lakes, Inc. representative to the Board, shall be automatically awarded, on such date, a Non-Qualified Option to purchase 13,541 shares of the Company's Common Stock with the option price equal to 100% of the Fair Market Value of the Common Stock on such date. Consistent with the foregoing, the exercise price of the Non-Qualified Options to be granted to the Board of Directors serving immediately following the Merger shall be $1.231 per share. An individual who is first elected or appointed as a Non-Employee Director at any time thereafter shall receive his/her automatic grant for 13,541 shares at the time of his/her election or appointment to the Board.

          (i) NON-QUALIFIED OPTIONS. All Options granted to Non-Employee Directors hereunder shall be designated as Non-Qualified Options and shall be subject to the same terms and provisions as are then in effect with respect to granting of Non-Qualified Options to officers and key employees of the Company. No other Options shall be granted to Non-Employee Directors under the Plan or any other Stock Plan of the Company. All provisions of this Plan not inconsistent with the terms of this Section 5(k) shall apply to Non-Qualified Options granted to Non-Employee Directors.

          (ii) TERM AND EXERCISABILITY. These Non-Employee Director Options shall have a term of five years and three months and will be exercisable as to 2,708 shares on and after 12 months from the date of grant, with respect to an additional 2,708 shares on and after 24 months from the date of grant, with respect to an additional 2,708 shares on and after 36 months from the date of grant, with respect to an additional 2,708 shares on and after 48 months from the date of grant, and with respect to the remaining 2,709 on or after 60 months from the date of grant. Optionee shall have ninety (90) days after the vesting of the last 2,709 shares to exercise the Option to the extent not previously exercised.

          (iii) EFFECT OF TERMINATION OF BOARD MEMBERSHIP.

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              a.    Should an optionee cease to be a member of the Board for
          any reason (other than death) prior to the expiration of his/her automatic grant under this paragraph (k), then such grant shall remain exercisable for a twelve (12) month period following the date of such cessation of Board membership. Each such option shall, during such twelve (12) month period, be exercisable only to the extent of the number of shares (if any) for which the option is exercisable on the date of such cessation of Board membership.

              b. Should an optionee cease to be a member of the Board by reason of optionee's death, then any outstanding automatic grant held by the optionee at the time of death may be subsequently exercised, but only to the extent of the number of shares (if any) for which the option is exercisable on the date of the optionee's death, by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution. Any such exercise must, however, occur within twelve
          (12) months after the date of the optionee's death.

              c. In no event shall any automatic option grant remain exercisable after five years and 90 days from the date of grant. Upon the expiration of the applicable exercise period specified in subparagraphs a and b above or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable.

          (iv) AMENDMENT. Pursuant to Rule 16b-3(c)(2)(ii)(B), this subsection (k) shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, ERISA or the rules thereunder.

SECTION 6 TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer of an employee from the Company to a Parent Corporation or Subsidiary, or from a Parent Corporation or Subsidiary to the Company, or from one Subsidiary to another;

(b) a leave of absence, approved in writing by the Committee, for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed ninety (90) days (or longer period as the Committee may approved, in its sole discretion); and

(c) a leave of absence in excess of ninety (90) days, approved in writing by the Committee, but only if the employee's right to re-employment is guaranteed either by a statute or by contract, and provided that, in the case of any leave of absence, the employee returns to work within 30 days after the end of such leave.

SECTION 7 AMENDMENTS AND TERMINATION

     Subject to Section 5(k)(iv), the Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made (i) which would impair the rights of an optionee under a Stock Option award theretofore granted, without the optionee's consent, or (ii) which without the approval of the shareholders of the Company would cause the Plan to no longer comply with rules promulgated by the Securities and Exchange Commission under authority granted in Section 16 of the Securities Exchange Act of 1934, as amended, Section 422 of the Code or any other regulatory requirements.

     The Committee may amend the terms of any award or option theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without his consent. The Committee may also substitute new Stock Options for previously granted options, including previously granted options having higher option prices.

SECTION 8 UNFUNDED STATUS OF PLAN

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     The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

SECTION 9 GENERAL PROVISIONS

     (a) The Committee may require each person purchasing shares pursuant to a Stock Option under the Plan to represent to and agree with the Company in writing that the optionee is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for shares of Stock delivered under the Plan pursuant to any Option shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (b) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

     (c) Each participant shall, no later than the date as of which any part of the value of an award first becomes includible as compensation in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.
 With respect to any award under the Plan, if the written terms of such award so permit, a participant may elect by written notice to the Company to satisfy part or all of the withholding tax requirements associated with the award by (i) authorizing the Company to retain from the number of shares of Stock that would otherwise be deliverable to the participant, or (ii) delivering to the Company from shares of Stock already owned by the participant, that number of shares having an aggregate Fair Market Value equal to part or all of the tax payable by the participant under this Section 9(c). Any such election shall be in accordance with, and subject to, applicable tax and securities laws, regulations and rulings.

     (d) At the time of grant, the Committee may provide in connection with any grant made under this Plan that the shares of Stock received as a result of such grant shall be subject to a repurchase right in favor of the Company, pursuant to which the participant shall be required to offer to the Company upon termination of employment for any reason any shares that the then Fair Market Value of the Stock or, in the case of a termination for Cause, an amount equal to the cash consideration paid for the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant.
 The Committee may, at the time of grant of an award under the Plan, provide the Company with the right to repurchase shares of Stock acquired pursuant to the Plan by any participant who, at any time within two years after termination of employment with the Company directly or indirectly competes with, or is employed by a competitor of, the Company.

SECTION 10 EFFECTIVE DATE OF PLAN

The Plan shall be effective on July 24, 1992 (the date of the Merger), subject to approval by a vote of the holders of a majority of the Stock present and entitled to vote at the next Annual or Special Meeting of the Company's

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shareholders and shall expire (unless terminated earlier) as of
April 24, 2002. Awards may be granted under the Plan prior to shareholder approval, provided such awards are made subject to shareholder approval.